                                                                    EXHIBIT 99.2



                                                               February 21, 2000

Service Merchandise Company, Inc.
7100 Service Merchandise Drive
Brentwood, Tennessee  37027
Attn: Mr. Sam Cusano

Re:      Debtor-in-Possession Credit Facility

Dear Mr. Cusano:

         1.       COMMITMENT

          We are pleased to advise you of the commitment of Fleet Retail Finance Inc., subject to the terms and conditions hereof, to provide a Debtor-in-Possession Revolving Credit Facility and a post-confirmation
Revolving Credit Facility (collectively, the "FACILITY") to Service Merchandise Company, Inc., a debtor and debtor-in-possession under Case No.399-02649 pending in the United States Bankruptcy Court (the "BANKRUPTCY COURT") for the Middle District of Tennessee (referred to herein as the "COMPANY" or the "BORROWER") which is contemplated on the Debtor-In-Possession and Exit Facility Term Sheet (the "TERM SHEET") annexed to this letter as EXHIBIT A.

         2.       AGENT

         Fleet Retail Finance Inc. (in such capacity, the "AGENT") will act as Agent for itself and other lenders and participants in the Facility.

         3.       SYNDICATION.

         The Agent's affiliate, FleetBoston Robertson Stephens Inc. (the "SYNDICATION MANAGER") will act as the exclusive syndication manager for the Facility and, in such capacity, will perform the duties and exercise the authority customarily associated with such role. No additional agents, arrangers or syndication managers will be appointed with respect to the arrangement and syndication of the Facility without the consent of the Borrower and the Syndication Manager. Syndication Manager may syndicate all or any portion of its commitment hereunder to one or more financial institutions reasonably acceptable to the Borrower (which, together with the Agent in its capacity as a lender, are referred to herein as the "LENDERS") both before and after execution of definitive documentation for the Facility. Subject to the consent rights of the Borrower set forth above, Syndication Manager, in consultation with the Company, will manage all aspects of the syndication, including the selection of lenders, the determination of when to approach potential lenders, the titles and roles given various lenders in the syndicate, and the final allocation of the commitments among the lenders. Syndication Manager shall, in all events, have the final say concerning all aspects of the syndication. The Agent shall be released from a portion of its commitment hereunder in an aggregate amount equal to the commitment of those Lenders which commit and subscribe to the syndicate assembled by Syndication Manager and execute the definitive credit agreement.

Service Merchandise Company, Inc.
Attn: Mr. Sam Cusano
February 21, 2000
Page 2

         The Borrower will assist Syndication Manager in achieving a timely syndication, such assistance to include, among other things, (a) direct contact during the syndication between the Borrower's senior officers, representatives, and advisors, on the one hand, and prospective lenders, on the other hand, at such times and places as the Agent may reasonably request; (b) providing the Agent with all such financial and other information in the Borrower's possession with respect to the Borrower and the transactions contemplated by this Letter, including but not limited to financial projections and forecasts relating to the foregoing which Syndication Manager reasonably may request from time to time; and (c) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication.

         4.       CONDITIONS.

         The commitment of the Agent and Syndication Manager, as expressed in this letter, is subject to those conditions set forth on the term sheet. In addition, this Letter and the Term Sheet are subject to the following:

         (a) The preparation, execution, and delivery of a mutually acceptable Loan and Security Agreement and other loan documentation incorporating the terms and conditions set forth in the Term Sheet and otherwise consistent with the existing DIP Credit Facility.;

         (b) There not having occurred or becoming known to the Agent any material adverse change in the financial condition, operation or assets of the Borrower;

         (c) All fees and reimbursable expenses of the Agent (including, without limitation, attorneys' fees) then due and payable shall have been paid in full;

         (d) No default or event of default shall exist under the definitive loan documents evidencing the Facility at the time of closing; and

         (e) The entry by the Bankruptcy Court on or before May 31, 2000 of a Final Order, in form and substance satisfactory to the Agent, in its discretion, approving the Facility and the loan documentation evidencing same. The Final Order shall provide the Lenders with, among other things, a super-priority first security interest in and to all of the Borrower's assets (subject to the exceptions set forth in the Term Sheet), and shall otherwise contain substantially the same terms and conditions as are contained in the Final Order approving the existing DIP Credit Facility.


         5.       INDEMNIFICATION

         Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify and hold harmless Syndication Manager, the Lenders, the Agent, any participants, and

Service Merchandise Company, Inc.
Attn: Mr. Sam Cusano
February 21, 2000
Page 3

their respective directors, officers, employees, affiliates, agents, attorneys, accountants, consultants and each other entity, if any, who controls Syndication Manager, any Lender, the Agent, or any such participant, and to hold such persons and entities (each, an "INDEMNIFIED PERSON") harmless from and against all losses, claims, damages, liabilities and expenses, joint or several, to which any such person or entity may become subject arising out of or in connection with this Letter, the Term Sheet, the Facility, the use of proceeds of the extensions of credit thereunder or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse each Indemnified Person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided, however, the foregoing indemnification shall not be available, as to any Indemnified Person, on account or in respect to any claim as to which there is a final determination made in a judicial proceeding (in which the Agent and such party have had an opportunity to be heard), which determination includes a specific finding that the person seeking indemnification pursuant hereto had acted in a grossly negligent manner or in actual bad faith.

         If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability to the maximum amount legally permissible. The Borrower also agrees that neither any Indemnified Person, nor any of their respective affiliates, partners, directors, agents, employees or controlling persons, shall have any liability to the Borrower, any person asserting claims on behalf or in right of the Borrower or any other person in connection with or as a result of either this arrangement or any matter referred to herein or in the loan documentation except to the extent that there is a final determination made in a judicial proceeding, which determination includes a specific finding that the losses, claims, damages, liabilities or expenses incurred by the Borrower resulted from the gross negligence or bad faith of such Indemnified Person.

         No Indemnified Person shall be liable for any indirect, special, punitive, or consequential damages in connection with its activities related to the Facility. The within indemnification shall survive any closing on the Facility.

         6.       REIMBURSEMENT

         The Borrower shall reimburse Syndication Manager and the Agent from time to time on demand for reasonable out-of-pocket expenses (including, but not limited to, reasonable expenses of due diligence investigation, reasonable syndication expenses, reasonable travel expenses and reasonable fees, disbursements and charges of its counsel), in each instance incurred in connection with the Facility and the preparation of this Letter, the Term Sheet and the definitive documentation for the Facility.

Service Merchandise Company, Inc.
Attn: Mr. Sam Cusano
February 21, 2000
Page 4

         7.       CLOSING

         This letter may be accepted by the Borrower by signing below and returning this letter, so signed on or before February 22, 2000, which acceptance shall be subject to Bankruptcy Court approval. The Borrower shall (i) within five (5) business days after the execution hereof by the Borrower pay the Agent the EXPENSE DEPOSIT (so referred to herein) of $250,000.00 towards the appraisal, commercial finance examination, legal and other costs and expenses incurred by the Agent in connection with the transaction contemplated by this letter, and (ii) upon entry of the Order described below or such earlier time as the Borrower and the Agent may agree, pay the Agent that portion of the Closing Fee (0.25% of the Commitment Amount) required to be paid pursuant to the Term Sheet (the "Upfront Fee"). In all events, the Borrower shall be obligated to pay or reimburse the Agent for any expenses reasonably incurred by each, whether or not the Facility is closed. In the event that either this letter is not accepted by February 22, 2000, or a hearing seeking the entry of a Bankruptcy Court order (the "Order") approving this commitment letter and the financing contemplated hereby is not held on or before April 4, 2000, or the Order is not entered and the Upfront Fee paid by April 15, 2000, this letter shall be void and of no effect.

         If this letter is so accepted, then, subject to the terms and conditions of this letter, the Agent and the Lenders would be obligated to establish the Facility if all conditions precedent thereto are satisfied (as reasonably determined by the Agent and both Lenders) on or before May 31, 2000. The closing, in such event, would take place at the offices of counsel to the Agent. If the closing does not take place by May 31, 2000, the obligations of the Agent and the Syndication Manager hereunder shall be terminated.

         If the Facility is so established, then the Expense Deposit will be credited towards the appraisal, commercial finance examination, legal and other fees and expenses incurred by the Agent. If the Facility is not so established, the Expense Deposit, net of appraisal, commercial finance examination, legal and other fees and expenses incurred by the Agent in connection with the transaction contemplated by this letter and the Term Sheet, will be refunded to the Borrower, provided, however, the Borrower shall remain obligated to reimburse the Agent for any such expenses incurred in connection with the transaction contemplated by this letter and not covered by the Expense Deposit.

         The Upfront Fee shall be fully earned upon payment and shall not be refunded in whole or in part under any circumstances (whether or not the Facility is established).

         This letter does not constitute a final and binding commitment to lend. Such a commitment will exist only following: execution and delivery of definitive loan documents (each in form satisfactory to the Agent and each Lender); the recordation of such instruments and documents as the Agent reasonably determines to be appropriate under the circumstances; and the satisfaction of all conditions precedent referenced herein, in the Term Sheet, or in any of the loan documents.

Service Merchandise Company, Inc.
Attn: Mr. Sam Cusano
February 21, 2000
Page 5

         8.       NONTRANSFERABILITY OF COMMITMENT

         The identity of the Borrower is of material importance to the Agent and each Lender. Consequently, this commitment may not be assigned or transferred by the Borrower. The Agent and each Lender may assign its obligations (a) under this commitment to any present or future affiliate of the Agent or any such Lender, or (b) under the Facility in accordance with the loan documentation.

         9.       WAIVER OF JURY TRIAL.

         The Borrower, Syndication Manager, the Agent and each Lender makes each of the following waivers knowingly, voluntarily, and intentionally, and understands that the Agent, in providing this letter, and the Borrower in accepting this letter, are each relying on such waivers.

         THE BORROWER, SYNDICATION MANAGER, THE AGENT AND EACH LENDER WAIVES THE FOLLOWING:

                  THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE BORROWER, SYNDICATION MANAGER, THE AGENT, OR ANY LENDER TO WHICH A PART OF THE REVOLVING CREDIT IS SYNDICATED OR PARTICIPATED, IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE BORROWER, SYNDICATION MANAGER, THE AGENT, AND/OR SUCH LENDER OR PARTICIPANT OR IN WHICH THE BORROWER, SYNDICATION MANAGER, THE AGENT, OR SUCH LENDER OR PARTICIPANT, IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER, SYNDICATION MANAGER, OR ANY OTHER PERSON AND, SYNDICATION MANAGER, THE AGENT OR SUCH LENDER.

         10.      GOVERNING LAW.

         This letter, the Term Sheet, the Facility, and the loan documentation evidencing the Facility shall be governed by, and construed in accordance with the law of the Commonwealth of Massachusetts, without regard to conflicts of laws principles.

Service Merchandise Company, Inc.
Attn: Mr. Sam Cusano
February 21, 2000
Page 6

         If the foregoing is in accordance with your understanding of our Agreement, please sign this letter in the space indicated below and return it to the Agent.

                                           Very truly yours,
                                           FLEET RETAIL FINANCE INC.

                                               /s/ Betsy Ratto
                                           -------------------------------------
                                           By: Betsy Ratto
                                           Title: Managing Director

The foregoing is agreed to:

SERVICE MERCHANDISE COMPANY, INC.

By /s/ Thomas L. Garrett, Jr.
   ------------------------------
   Title: SVP & CFO

Dated: 2/21/00

                            SERVICE MERCHANDISE, INC.
                DEBTOR-IN-POSSESSION AND EXIT FACILITY TERM SHEET
                                FEBRUARY 21, 2000

Borrower:           Service Merchandise, Inc. (the "Borrower") as debtor and
                    debtor-in-possession under Chapter 11 of the Bankruptcy
                    Code. For the Exit Facility, the "Borrower" may be, at Service Merchandise's future election (and subject to completion of satisfactory legal due diligence by the Facility Agent with respect thereto), either a newly formed holding company or one or more newly formed operating companies, so long as all subsidiaries of Service
                    Merchandise (or its parent, if applicable) provide secured guaranties of the Exit Facility.

Agent: Fleet Retail Finance, Inc. ("FRF"), as administrative agent (the "Facility Agent") for itself and other lenders (as defined below).

Collateral Agent:   Fleet Retail Finance, Inc. (the "Collateral Agent").

Underwriter:        FleetBoston Robertson Stephens, Inc. ("FBRS")

Lenders: The Facility Agent will provide the Borrower with a fully underwritten and committed $600,000,000 facility as described below. Facility Agent expressly reserves the right to syndicate part of such facility to other financial institutions reasonably satisfactory to the Borrower (collectively including FBNA, the "Lenders").

Closing Date:       The closing for the DIP Facility shall occur on or before
                    May 31, 2000 and concurrent with or following the entry of an order by the United States Bankruptcy Court of Tennessee
                    (the "Court") approving the DIP Facility (the "Financing
                    Order") provided that there is no stay of the order pending at such time (the "DIP Closing Date"). The Closing for the
                    Exit Facility (the "Exit Closing Date") will occur on or after the effective date of the substantial consummation of Borrower's Plan of Reorganization (the "Plan").

Facility:           The Facility shall consist of a debtor-in-possession
                    revolving credit facility in the maximum principal amount of $600,000,000 (the "DIP Facility") converting into a post-confirmation revolving credit facility ("Revolver") in the maximum principal amount of $600,000,000 the "Exit
                    Facility"), (together, the "Facilities). The maturity of the Revolver shall be no later than four years from the closing of the DIP Facility. The Facility Agent reserves the right to allocate up to $85,000,000 of the Revolver to a term loan. A Swingline Facility shall be established to facilitate borrowings consistent with the Existing DIP
                    Facility.

                    With respect to either Facility, the sum of direct borrowings plus letter of credit outstandings and unpaid reimbursement obligations in respect of letters of credit shall not exceed $600,000,000. Furthermore, the sum of direct borrowings under either Facility plus letter of credit outstandings and unpaid reimbursement obligations minus fully cash collateralized secured letters of credit (as provided below) shall not exceed the Borrowing Base as provided below. Both Facilities will have a sublimit of $150,000,000 for documentary and standby letters of credit to be issued by the Facility Agent and such other Lenders selected by the Borrower and willing to act as an Issuing Bank.

Availability:       During the term of both Facilities, revolving credit loans will be available daily upon notice (if received prior to 3:00 p.m. Boston time on that day) for Base Rate Loans and upon two business days notice, and in minimum amounts of $1,000,000 or larger integral multiples thereof, for Eurodollar loans. The Borrower may not have more than fifteen eurodollar loans outstanding at any one time.
                    Letters of credit will be available upon notice customary for facilities of this type in agreed upon amounts. Except as set forth above, the mechanics of borrowing and Letter of Credit provisions will be consistent with the Existing DIP
                    Facility.

Termination Date:   All obligations under the DIP Facility, if not converted
                    into the Exit Facility, will be due and payable and all commitments under the DIP Facility shall be permanently terminated, upon the substantial consummation of the Borrower's Plan of Reorganization which is confirmed pursuant to a final order entered by the Court, or, if earlier, four years from the DIP Closing Date (the "DIP
                    Termination Date"). All obligations under the Exit Facility must be repaid in four years from the DIP Closing Date and no letter of credit shall be issued after or expire (unless cash collateralized in an amount equal to 103% of the maximum drawing amount thereof) later than such termination date (the "Exit Termination Date"). Letters of credit outstanding on the thirtieth (30th) day prior to the later of the DIP Termination Date or the Exit Termination Date shall be cash collateralized or secured as provided below.

Prepayments;
Repayments:         Loans shall be repaid under the DIP Facility on a daily
                    basis from the proceeds of collections in the Borrower's cash concentration account at FleetBoston, NA (FBNA), as provided below. Daily payment of proceeds under the Exit
                    Facility will be subject to the Cash Management provisions below. Immediate prepayment shall be required if and to the extent that outstandings under either Facility exceed any availability limitations thereunder. The Borrower shall also immediately (and in any event on the same business day, provided notice is given to the Borrower before 2 p.m.)
                    reimburse FBNA for any drawing under any letter of credit.
                    Subject to applicable conditions, amounts prepaid under either Facility may be reborrowed prior to maturity. All DIP and Exit Facility loans repaid or prepaid shall not be charged a premium or penalty except for breakage costs associated with Eurodollar Loans as provided below.

Interest:           All loans outstanding under the Facilities shall bear
                    interest at FBNA's Alternate Base Rate in effect from time to time plus the Base Rate Margin per annum or, at the Borrower's option, so long as no event of default has occurred and is then continuing, at the fully reserve adjusted Eurodollar rate plus the Eurodollar Margin for interest periods of one (1), two (2), three (3), and (6) six months.

                    The interest rate will be subject to adjustment one year from the DIP Closing Date through the Exit Facility Termination Date, based on the following performance parameters:

   Initial pricing will be at Level II on the grid below.


=================================================================================
                    Level     EBITDA        Availability   Eurodollar   Base Rate
                                                             Margin       Margin
---------------------------------------------------------------------------------


                      I        N/A          Less than        2.75%        1.00%
                                           $50,000,000
                     II        N/A         Greater than      2.50%        0.75%
                                          $50,000,000 but
                                           less than or
                                            equal to
                                           $75,000,000
                    III    Greater than   Greater than       2.25%        0.50%
                            $50,000,000,   $75,000,000
                           but less than
                            or equal to
                            $75,000,000
                    IV     Greater than    Greater than      2.00%        0.25%
                            $75,000,000     $75,000,000
================================================================================

                    The Company will become eligible for a pricing adjustment twelve months from closing. Thereafter, the pricing will be reviewed each fiscal quarter. The applicable pricing Level will be that in which both tests are met; if only one of the tests in any Level is met, then pricing will be in the next higher Level (with Level I being the highest Level and Level IV the lowest). For purposes of this pricing grid, EBITDA shall be calculated on a trailing twelve month basis.

                    FBNA's Alternate Base Rate shall be defined as the higher of
                    (i) the annual rate of interest announced from time to time by FBNA at its head office in Boston, Massachusetts, as its "Base Rate" or (ii) one-half of one percent (.50%) above the Federal Funds Effective Rate. Federal Funds Effective Rate shall mean for one day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not published for any day that is a Business Day, the average of the quotations for such day on such transactions received by FBNA from three funds brokers of recognized standing selected by FBNA.

                    Loans bearing interest based on the Alternate Base Rate shall herein be referred to as "Base Rate Loans" and loans bearing interest based on the fully reserve adjusted Eurodollar rate shall herein be referred to as "Eurodollar Loans". For both Facilities, interest on Base Rate Loans shall be payable quarterly in arrears on the first business day of each calendar quarter following the quarter in which such interest accrued, commencing on the first such date after the DIP Closing Date, and at maturity. Interest on all Eurodollar Loans shall be payable at the end of the applicable interest period. The Borrower will be responsible on the terms set forth in the Existing DIP Facility for all costs related to the termination for any reason of any Eurodollar Loan prior to its maturity.

Letter of Credit
Fees: For standby letters of credit, a fee equal to the Eurodollar Margin less 25 basis points per annum shall be applicable and for documentary letters of credit a fee equal to 1.25% per annum shall be applicable (the "L/C Fees") on the maximum amount available to be drawn under each letter of credit. All L/C Fees will be payable to the Facility Agent (for the pro-rata account of the Lenders), quarterly in arrears based on the average daily outstanding balance of all such letters of credit. In addition, the Borrower will pay to the applicable Issuing Bank an issuance fee of 0.125% per annum on the maximum amount available to be drawn under each such standby or documentary letter of credit and customary and usual fees to cover the costs of negotiation, settlement, amendments and processing.

Letters of Credit   Letters of credit will support such obligations as may be so supported under the Existing DIP Facility. At the request of the Borrower, letters of credit will be issued under the DIP
                    Facility on the DIP Closing Date to support documentary and/or standby letters of credit outstanding on the DIP
                    Closing Date which have been issued by other financial institutions. Letters of credit issued under either Facility will have expiry on terms consistent with the Existing DIP
                    Facility.

                    On the thirtieth (30th) day prior to the later of the DIP Termination Date or the Exit Termination Date, each letter of credit then outstanding shall be (a) cash collateralized in an amount equal to 103% of the maximum amount available to be drawn under such letter of credit or (b) secured by a "back-to-back" letter of credit in form and substance and issued by a bank reasonably satisfactory to the Facility Agent, in an amount equal to 103% of the maximum amount available to be drawn under such letter of credit (it being understood that from time to time such cash collateral will be released, and such back-to-back letters of credit may be reduced, to the extent that amounts available for drawing under the applicable letters of credit are reduced). If letters of credit are issued, amounts available for drawing under letters of credit and amounts drawn and remaining unreimbursed thereunder will reduce the amount available for borrowing under both Facilities.

Agency Fee:         See "Fee Letter Addendum".

Borrowing Base:     The Borrowing Base for the Facilities shall be an amount
                    equal to the lesser of $600,000,000 or the Borrowing Base, which shall be defined as follows:

                    (i) 70% of the cost value of Eligible Adjusted Inventory (including eligible clearance inventory under the 2000 Business Plan) and Eligible LC Inventory from
                          January 1 - August 31 and 75% of Eligible Inventory and Eligible LC Inventory from September 15 - December 15, plus;

                    (ii)  80% Eligible Accounts Receivable, plus;

                    (iii) 54.5% Eligible Owned Real Estate (Based upon an
                          Alternative Use Appraisal), plus;

                    (iv) 25% Eligible Leasehold Real Estate (for DIP Facility only), plus

                    (v) 100% of Intransit Cash and cash collateral (i.e. pledged cash equivalents) and, minus;

                    (vi)  Reserves, as set forth in the Existing DIP Facility.

                    Amounts available under clauses (iii) and (iv), above, shall at no time exceed $115,000,000 in the aggregate. In connection with the Borrower's emergence from Chapter 11, the Facility Agent may, in its discretion, continue to advance 25% of eligible leasehold real estate subsequent to the Exit Closing Date, subject to the terms of this term sheet and the applicable loan documents.

                    Upon exit, subject to the Facility Agent's consent and the completion of due diligence reasonably satisfactory to the Facility Agent, the Facility Agent will consider providing an advance of up to 80% of Eligible Consumer Credit Card Receivables. Additionally, on a best efforts basis and subject to the completion of due diligence reasonably satisfactory to FBRS, FBRS would look to actively structure a securitization of the Company's Consumer Credit Card Receivables to the extent owned or purchasable.

                    The Facility Agent will have the discretion to raise the Inventory Advance Rate by up to 250 basis points, subject to a maximum loan to appraised value of 85% on such inventory collateral based on appraisals completed during the tenure of the Facilities.

                    Except as otherwise provided herein, Eligible Adjusted Inventory and other components of the Borrowing Base will be defined in the same manner as set forth in the Existing DIP Facility.

                    The Facility Agent shall be entitled to obtain periodic inventory liquidation analysis performed by an appraisal firm chosen by the Facility Agent and a follow-up reviews of the Borrower's books and records to be conducted by a commercial finance audit firm chosen by the Facility Agent, in each case on the terms set forth in the Existing DIP Facility. The Facility Agent shall be entitled to obtain (a) prior to the occurrence of an Event of Default, updated real estate appraisals on all eligible owned real estate and eligible leasehold real estate bi-annually, at the Borrower's expense, (b) without duplication of appraisals pursuant to clause (a) hereof, updated real estate evaluations (not constituting a full appraisal) on all eligible owned real estate and eligible leasehold real estate annually, at the Borrower's expense, and (c) during the occurrence of an Event of Default, updated real estate appraisals and evaluations on all eligible owned real estate and eligible leasehold real estate, at the Borrower's expense, at reasonable intervals. Without limiting the foregoing, the Facility Agent will commence undertaking such real estate appraisals upon the Borrower's owned real estate upon the date that the attached commitment letter is executed, to the end that such appraisals shall be completed at or about the DIP Closing Date (provided that the completion of such appraisals shall not be a condition to such closing).

                    Eligible Inventory will include letter of credit inventory which will be limited to the cost value of any letter of credit, which has an expiry within 120 days of its inclusion as eligible letter of credit inventory. Such letters of credit included as eligible will be issued for the receipt of inventory, which inventory has not been received and has not otherwise been included in Eligible Inventory described above.

Reserves:           Inventory availability reserves may be established by the
                    Collateral Agent from time to time on the terms of the Existing DIP Facility. Initial reserves will be the same as those set forth in the Existing DIP Facility, it being understood that additional reserves may be taken in respect of inventory discontinued under the 2000 plan and not sold prior to the end of July, 2000. Further, in the event that amounts available to be borrowed under clause (i) of the definition of Borrowing Base exceed 85% of appraised value of such Inventory, the Facility Agent shall institute a reserve up to the amount of such excess on account thereof.
                    Changes to reserves will be initiated on ten business days notice to the Borrower.

Purpose: To repay in full the Existing DIP Facility and to fund working capital needs and for general corporate purposes and to provide Chapter 11 Exit Financing subject to the conditions outlined herein.

Unused Commitment
Fees: A commitment fee (the Commitment Fee") in the amount of 0.375% per annum on the average daily unused amount of the Facilities will accrue for the pro-rata benefit of all the Lenders. The aggregate amount of outstanding Letters of Credit will be treated as a use of the Facilities in such amount for purposes of calculating the Commitment Fee. The Commitment Fee will be payable for the period from the DIP Closing Date to the later of the DIP Termination Date or the Exit Termination Date, quarterly in arrears on the first business day of each quarter commencing on the first such date after the DIP Closing Date with final payment due upon the later of the DIP Termination Date or the Exit Termination Date.

Structuring Fee:    See "Fee Letter Addendum"

Closing Fee:        See "Fee Letter Addendum".

Transaction
Expenses:           The Borrower will seek Bankruptcy Court Approval on the
                    terms set forth in the commitment letter for an expense deposit of $250,000.00 to cover Lender's costs in due diligence, including legal costs and the cost of the owned real estate appraisal. Any unused due diligence deposit will be returned to the Borrower.

Nature of Fees:     Non-refundable under all circumstances except for any unused amount of the Transaction Expenses.

Calculations,
Payments:           All computations of interest and fees shall be based on a
                    365-day year for Base Rate Loans and a 360-day year for Eurodollar Loans and paid for the actual number of days elapsed. All payments shall be made to the Facility Agent in United States dollars in immediately available funds.

Default Interest:   Upon the occurrence and during the continuance of an Event of Default at the Facility Agent's discretion, or at the request of the Required Lenders, by notice to the Borrowers, and notwithstanding any otherwise applicable interest rate, the interest rate shall be the greater of the interest rate then in effect plus two percent per annum, or FBNA's
                    Alternate Base Rate plus 2.00% per annum.

Cash Concentration
Account: No later than the DIP Closing Date, and subject to the other provisions of this section, FBNA will become (and shall remain throughout the term of both Facilities) the concentration bank for the Borrower's cash management system. All collections and proceeds from assets sales will be deposited either directly into an account with FBNA or into an account at institutions for which the Facility Agent has in place an agency agreement substantially similar as those in effect under the Existing DIP Facility or otherwise reasonably satisfactory to it in its sole discretion (it being understood that, in the case of the DIP facility, only, delivery of the court order to such effect to the applicable primary depository banks shall be required). The primary concentration bank (Citibank) will be required to sign an agency agreement. The Borrower shall be allowed to retain proceeds in its stores, and in transit and petty cash in amounts consistent with the Existing DIP Facility as well as up to an additional $15,000,000 at any time. Subject to the following sentences, after establishment of the Exit Facility, the Borrower may at its election retain control of cash, provided that the Facility Agent at all times has in place the Agency Agreements referred to above. Should the Borrower fall below $40MM in excess availability during the tenure of the Exit Facility for ten (10) consecutive business days (a "Cash Dominion Event"), the Facility Agent will have the right to re-institute the control of cash provisions set forth above. Once a Cash Dominion Event has occurred, the Facility Agent shall have the right to continue the effectiveness of the cash control provisions set forth above until such time as excess availability is equal to or in excess of $50,000,000.00 for thirty (30) consecutive days.

                    During the term of the DIP Facility and thereafter during the continuation of a Cash Dominion Event, all amounts in accounts at institutions referred to above (other than FBNA) shall be swept daily into the FBNA cash concentration account and applied as follows: first to pay amounts due and payable under the DIP Facility or Exit Facility whichever is applicable (other than Base Rate Loans and Eurodollar Loans), second to reduce outstanding Base Rate Loans under the DIP Facility or Exit Facility whichever is applicable, third to reduce, or at the Borrower's option, cash collateralize outstanding Eurodollar Loans under the DIP Facility or Exit Facility whichever is applicable until the expiration of the Interest Period therefor (with the Borrower being obligated to pay any breakage fees associated with a reduction of Eurodollar Loans), and fourth if a Default or Event of Default has occurred and is then continuing, to cash collateralize letters of credit outstanding under the DIP Facility or Exit Facility whichever is applicable in an amount equal to 103% of the maximum amount available to be drawn under such letter of credit.

                    As needed, the Facility Agent will charge the concentration account for the unpaid amount of any and all fees, interest and other amounts payable under the Facility. So long as no default or Event of Default has occurred and is then continuing, excess funds not applied in the manner described in the preceding paragraph and the preceding sentence shall be released to the Borrower. Funds swept into the FBNA cash concentration shall be applied or released as described above as of the day after funds are received with the Borrower agreeing to indemnify FBNA against the nonpayment of any provisional items.

                    The Borrower may maintain its existing concentration account arrangements with Citibank, and agency accounts under which funds are transferred daily to that concentration account so long as Citibank enters into Agency Agreements substantially the same as those in effect under the Existing DIP Facility or otherwise reasonably acceptable to FBNA and pursuant to arrangements reasonably satisfactory to the Facility Agent, funds are swept daily from that concentration account to FBNA's concentration account for application as set forth above.

Priority and
Security:           For the DIP Facility, all direct borrowings and
                    reimbursement obligations under Letters of Credit shall at all times be entitled to superpriority claim status under
                    Section 364(c)(1)
                    of the Bankruptcy Code and have priority over any and all administrative expenses specified in Bankruptcy Code
                    Sections 503(b), 507(b), 364(c) or otherwise, subject only to Permitted Expenses, as defined in the Existing DIP
                    Facility and other exceptions under the Existing DIP
                    Facility.

                    All loans and extensions of credit and other obligations of the Borrower shall be secured at all times by a first priority perfected lien on and security interest in all existing and after acquired assets, properties, and rights of the Borrower (including, without limitation, inventory, accounts receivables, general intangibles, equipment, intellectual property and real estate), whether now owned or hereafter acquired or arising, and all proceeds thereof subject only to permitted liens under the Existing DIP Facility, except that the Exit Facility need not be secured by a perfected first lien on leasehold interests (except to the extent that such leasehold interests are included in the Borrowing Base), liens junior to third party mortgage debt on owned real estate to the extent not required by the Facility Agent in its discretion or to the extent that the pre-petition senior lenders of the Borrower did not have a junior lien on such property, and other exceptions reasonably satisfactory to the Facility Agent. In addition, the Facility Agent shall be named loss payee and additional insured on all insurance policies relating to property subject to the Lenders' first priority security interest.

Conditions of Initial
Extension of
Credit: The obligation to provide the initial extension of credit under the DIP Facility or, as the case may be, the Exit Facility (such closing conditions to be applicable to both facilities unless otherwise indicated) shall be subject to the satisfaction of usual and customary conditions, including, without limitation, the following conditions:

                         1. For the DIP Facility, the Bankruptcy Court shall
                    have entered an order (the "Financing Order") in the Chapter 11 cases reasonably satisfactory to the Facility Agent approving the transactions contemplated herein and including, specifically but without limiting the foregoing, the grant to the Lenders and the Facility Agent of superpriority status pursuant to Section 364(c)(1) of the Bankruptcy Code. The Financing Order shall have authorized extensions of credit in the full amount of the DIP Facility or otherwise in an amount satisfactory to the Lenders and shall not have been reversed, modified, amended, or stayed;

                         2. For the Exit Facility, the final terms of any Plan
                    to be consummated and the order of the Bankruptcy Court approving such Plan (the "Confirmation Order") shall be reasonably satisfactory to the Facility Agent, and the Borrower shall have met the conditions set forth on Schedule
                    A. All conditions precedent to confirmation and to the "Effective Date" under and as defined in the Plan shall have been met (or the waiver thereof shall have been consented to by the Facility Agent, such consent not to be unreasonably withheld) and the "Effective Date" and substantive consummation of the Plan shall have occurred or shall be scheduled to occur but for such initial extension of credit under the Exit Facility. The Confirmation Order shall not have been reversed, modified, amended, or stayed and, unless otherwise agreed by the Facility Agent, all appeal periods relating to the Confirmation Order shall have expired, and no appeals from the Confirmation Order shall be outstanding. Except as consented to by the Facility Agent, the Bankruptcy Court's retention of jurisdiction under the Confirmation Order shall not govern the enforcement of the loan and security documents for the Exit Facility or any rights or remedies relating thereto. The financial condition and financial projections, including cash flow, of the Borrower shall be substantially the same as those set forth in the projections and delivered to the Facility Agent in connection herewith or otherwise reasonably satisfactory to the Facility Agent, and the capital structure shall be reasonably satisfactory to the Facility Agent in all respects, and the terms of indebtedness (if any) and capital stock and shall be reasonably satisfactory to the Facility Agent in all respects.

                         3. Execution of definitive loan documents reasonably
                    acceptable, (including if requested by the Borrower, by way of assignment of the Existing DIP Facility), to the Facility Agent in all respects and delivery of such loan documents (including a certified Borrowing Base certificate, security documentation) executed by the Borrower;

                         4. Receipt of customary and usual closing documents
                    reasonably satisfactory in form and substance to the Facility Agent;

                         5. Legal opinions of counsel to the Borrower reasonably
                    satisfactory in form and substance to the Facility Agent including in the case of the Exit Facility only, with respect to the enforceability, and perfection of the Facility Agent's security interests;

                         6. The Borrower shall have paid to the Facility Agent
                    all fees then payable as referenced herein;

                         7. For the DIP, the Facility Agent shall have received
                    and be satisfied with a detailed one year financial projections and business assumptions. For the Exit Facility, the Facility Agent shall have received 30 days prior to the effective date of a Plan of Reorganization a three year business plan substantially the same as those set forth in the projections delivered to the Facility Agent in connection herewith or otherwise reasonably acceptable to the Facility Agent;

                         8. Any other information (financial or otherwise)
                    reasonably requested by the Facility Agent shall have been received by the Facility Agent and shall be in form and substance reasonably satisfactory to the Facility Agent;

                         9. In case of the DIP Facility, the Facility Agent
                    shall have received results of UCC and real estate title searches or other evidence reasonably satisfactory to the Facility Agent (in each case dated as of a date reasonably satisfactory to the Facility Agent) indicating the absence of liens on the assets of the Borrower, except for liens permitted by the loan documentation (see description of permitted liens in the negative covenant section below) and liens for which termination statements and releases reasonably satisfactory to the Facility Agent are being tendered concurrently with such extension of credit;

                         10. In the case of the Exit Facility, the Facility
                    Agent shall have filed all such financing statements and mortgages or deeds of trust, and notices as may be necessary for the Facility Agent to perfect its security interest in the collateral and to assure its first priority status (subject to permitted liens), including, if requested by the Borrower, by way of assignment the rights under the Existing DIP Facility;

                         11. For the DIP Facility, the Facility Agent shall have
                    completed and be satisfied with the following due diligence with respect to the Borrower a follow-up review of the Borrower's books and records to be conducted by a commercial finance audit firm chosen by the Facility Agent. In addition, the Borrower shall have minimum excess availability of not less than $155 million at closing of the DIP Facility.

                         12. There shall not have occurred or become known to
                    the Facility Agent any material adverse change in the financial condition, operations or assets of the Borrower;

                         13. The cash management system described above shall
                    have been substantially implemented;

                         14. All corporate proceedings and all instruments and
                    agreements in connection with the transactions between the Borrower and the Facility Agent contemplated by the Facility documents shall be reasonably satisfactory in form and substance to the Facility Agent and the Facility Agent shall have received all information and copies of all documents or papers reasonably requested by the Facility Agent;

                         15. The Facility Agent shall be reasonably satisfied
                    with the Borrower's insurance arrangements and shall have received all documentation requested in connection with such insurance including, documentation naming the Facility Agent as "loss payee" under each policy, all proceeds from insurance shall be subject to the cash management requirements outlined herein;

                         16. Any material debt instruments and preferred stock
                    issued (if any), by the Borrower related to a Plan of Reorganization shall contain terms reasonably satisfactory in form and substance to the Facility Agent;

                         17. For the DIP Facility, a payoff letter reasonably
                    satisfactory to the Facility Agent from the existing debtor-in-possession Administrative Agent and tender of assignment, or release and discharge of all collateral security.

Conditions of Each
Extension of
Credit: The obligation to provide each extension of credit (including the initial extension of credit) shall be subject to the satisfaction of the following conditions:

                         (a) No continuing default or continuing Event of
                    Default shall exist or shall result from the requested extension of credit;

                         (b) Representations and warranties shall be true and
                    correct in all material respects at the date of each extension of credit except to the extent that such representations and warranties expressly relate to a prior date, in which case they shall be true and correct in all material respects as of such earlier date;

                         (c) Receipt of a notice of borrowing from the Borrower;

                         (e) The Borrower shall have paid the balance of all
                    fees then due and payable as referenced herein.

                    The request by the Borrower of, and the acceptance by the Borrower of, each extension of credit shall be deemed to be a representation and warranty by the Borrower that the conditions specified above have been satisfied and that after giving effect to such extension of credit the Borrower shall continue to be in compliance with the Borrowing Base.

Representations
and Warranties:     The same as those set forth in the Existing DIP Facility
                    with the following changes:

                    (a) Section 5.25 of the Existing DIP Facility shall be deleted;

                    (b) With respect to the DIP Facility, no material adverse change in the operations, business, properties, assets or financial condition of the Borrower since the date of the financial statements delivered prior to the date of the letter to which this Term Sheet is attached (other than those contemplated by the 2000 Business
                         Plan) and with respect to the Exit Facility, no material adverse change in the operations, business, properties, assets or financial condition of the Borrower have occurred from that set forth in the Borrower's financial statements reflecting the Plan (after the approval of the Plan by the Facility Agent), other than those contemplated by the Plan;

                    (c) With respect to the Exit Facility, no litigation which has not been resolved or fully reserved for under the Plan which would have a materially adverse effect on the operations, business, properties, assets or financial condition of the Borrower;

                    (d) With respect to the Exit Facility, absence of pre-petition administrative claims or liens other than those discharged on the Effective Date or those contemplated by the Plan to survive the Effective Date;

                    (e) Upon or following the closing of the DIP Facility, the financing order has been entered has not been stayed and otherwise remains in effect; and

                    (f) Upon or following the closing of the Exit Facility, the Plan has become effective and the confirmation order has been entered and remains in effect.

Affirmative
Covenants:          The same as those forth in the Existing DIP Facility with
                    the following changes:

                         (a) Sections 7.12 and 7.15 of the Existing DIP Facility
                    shall be deleted;

                         (b) Establish and maintain cash concentration system
                    with FBNA, it being permitted for the Borrower to use Citibank as concentration bank, subject to Blocked Account Agreement, as set forth above;

                         (c) As soon as practicable, and in any event no less
                    frequently than on an annual basis and no later than ninety
                    (90) days following the commencement of the each fiscal year, deliver to and discussed with the Lenders its future financial projections; and

                         (d) With respect to the DIP Facility, upon the
                    occurrence of any Event of Default, the Borrower shall execute such mortgages, deeds of trust and UCC financing statements as the Facility Agent may reasonably request.

Negative
Covenants:          The same as those set forth in the Existing DIP Facility
                    with the following changes:

                         (a) the "no lien" and indebtedness covenants will be
                    revised to permit the Borrower to obtain in the future up to $50,000,000 in junior secured term financing from Back Bay Capital or such other lender acceptable to the Facility Agent on terms and conditions reasonably acceptable to the Facility Agent, which terms shall provide for such Term Loan to be on a last out basis with a specified additional advance amount on inventory (by way of example up to 93% of appraised value);

                         (b) Financial Covenants:

                             1) Maximum capital expenditures of $150,000,000 in the aggregate for FY2000 and FY2001 and $50,000,000 for each fiscal year thereafter. In FY2000, maximum capital expenditures will be in an amount equal to $70,000,000 (the "Base CapEx"), plus after August 31, 2000, an amount equal to $650,000 for each store in excess of sixty-five for which subleases are executed (the "Additional CapEx"). Capital expenditures for FY2001 shall not exceed $150,000,000 less the actual amount of capital expenditures expended in FY2000. Capital expenditures for each fiscal year after FY2001 may be increased by the difference between the amount permitted for the immediately preceding fiscal year and the amounts actually expended in such year.

                             2) Minimum EBITDA which will be tested when excess availability falls below $50,000,000. The EBITDA covenant will tested on a cumulative basis from January 1, 2000 through December 31, 2000 and thereafter on a trailing twelve month basis. Subject to the foregoing, minimum EBITDA shall be in the following amounts:



                            Period Ending                     Minimum EBITDA
                            April 2000                        ($60,000,000)
                            May, 2000                         ($58,000,000)
                            June, 2000                        ($60,000,000)
                            July, 2000                        ($63,000,000)
                            August, 2000                      ($69,000,000)
                            September, 2000                   ($72,000,000)
                            October, 2000                     ($74,000,000)
                            November, 2000                    ($70,000,000)
                            December, 2000                    ($12,000,000)
                            January, 2001                     ($13,000,000)
                            February, 2001                    ($14,000,000)
                            March, 2001                       ($11,000,000)
                            April, 2001                        ($8,000,000)
                            May, 2001                          ($5,000,000)
                            June, 2001                         ($2,000,000)
                            July, 2001                         $ 2,000,000
                            August, 2001                       $ 6,000,000
                            September, 2001                    $ 8,000,000
                            October, 2001                      $13,000,000
                            November, 2001                     $15,000,000
                            December, 2001                     $32,000,000
                            January, 2002                      $36,000,000
                            February, 2002                     $42,000,000
                            March, 2002                        $46,000,000
                            April, 2002                        $51,000,000
                            May, 2002                          $56,000,000
                            June, 2002                         $60,000,000
                            July, 2002                         $64,000,000
                            August, 2002                       $67,000,000
                            September, 2002                    $70,000,000
                            October, 2002                      $73,000,000



                            November, 2002                    $76,000,000
                            December, 2002                    $84,000,000
                            January, 2003 and each            $85,000,000
                            month end thereafter


                             For purposes hereof, EBITDA shall have the meaning set forth on Schedule B hereto.

                         (c) The applicable covenants will be revised to permit,
                    without the use of existing baskets: (i) lease, sublease or other transfer of space in the Borrower's stores in furtherance of the Borrower's strategic plan or leases of space at the Borrower's headquarters, (ii) the sale leaseback (or, at the Borrowers election, the outright sale) of the Borrower's headquarters, Montgomery distribution center and/or Orlando distribution center, (iii) a credit card receivable securitization program, and (iv) purchase money financings and securitizations of existing and future real property, for prices and upon terms reasonably satisfactory to the Facility Agent, if the net proceeds therefrom are not at least equal to 54.5% of the alternate use appraised value thereof if such property is included in the Borrowing Base. It is noted that the clearance sales of inventory contemplated by the Borrowers strategic plan are already permitted by the provisions of the Existing DIP Facility.

Events of Default:  The same as those set forth in the Existing DIP Facility, with, in the case of the Exit Facility, such changes as are reasonably satisfactory to each of the Facility Agent and the Borrower, it being understood that, for purposes of the Exit Facility, paragraphs (l) through (t) of section 9 of the Existing DIP Facility will be replaced with customary bankruptcy, receivership, etc. based events of default. In addition, the termination or resignation of both the chief executive officer and the president of the Borrower shall constitute an Event of Default unless at least one replacement reasonably satisfactory to the Facility Agent is obtained within ninety (90) days thereafter.

Voting: The same as those set forth in the Existing DIP Facility with such changes as are reasonably satisfactory to each of the Facility Agent and the Borrower.

Yield Protection
and Increased
Costs: Standard yield protection and indemnification, the same as those set forth in the Existing DIP Facility with such changes as are reasonably satisfactory to each of the Facility Agent and the Borrower.

Costs and
Expenses:           All reasonable out-of-pocket costs and expenses of the
                    Facility Agent and its business and legal advisors
                    (including, without limitation, reasonable legal fees and fees of other agents to the Facility Agent; reasonable expenses in connection with periodic field examinations, the monitoring of assets, syndication, enforcement of rights and publicity, and other miscellaneous disbursements) and legal review costs of the Facility Agent shall be payable by the Borrower on demand whether or not the transactions contemplated hereby are consummated.

Syndication:        The Borrower will provide all information (including pro
                    forma financial projections for the DIP period), in a form reasonably acceptable to the Underwriter, necessary for the preparation of an information memorandum describing the Borrower and the Facilities. Such package will be distributed on a confidential basis to selected financial institutions. In addition, management of the Borrower will, at the request of the Underwriter, hold themselves and their advisors available at reasonable times to meet with potential Lenders and to answer questions during the syndication process.

                    If FRF and FRBS determine that changes are advisable in order to insure a successful syndication, FRF and FRBS shall be entitled (a) to change the pricing by up to 25 basis points without the consent of the Borrower, and/or (b) to change the structure or any other terms of the Facilities with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. The provisions of this Paragraph shall terminate on the date of entry of a final order of the Bankruptcy Court approving the DIP Facility.

Assignments and
Participations:     Rights and obligations under loan documents and notes to be assignable by the Facility Agent to Eligible Assignees (to be defined in a manner satisfactory to the Borrower and the Facility Agent provided that the Borrower shall have no consent rights during an event of default) subject to $10,000,000 minimum amounts. All assignments shall require the consent of the Facility Agent. The Facility Agent will receive a processing and recordation fee of $3,000 from each assignee with each assignment. The Borrower shall not be required to pay the expenses of the assignor, but shall pay its own expenses and that of the Facility Agent. Each Lender shall have the right to sell participations in its loans as set forth in the Existing DIP Facility, subject to voting and indemnification limitations.

Indemnity:          The Borrower shall indemnify and hold harmless the Facility
                    Agent and the Lenders and their respective officers, directors, employees, affiliates, agents and controlling persons from and against any and all losses, claims, damages and liabilities to which any such person may become subject arising out of, or in connection with, this term sheet, the transactions contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons, from time to time upon their demand, for any reasonable out-of-pocket legal or other expenses incurred in connection with investigating or defending any of the foregoing, whether or not the transactions contemplated hereby are consummated, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent that they arise from the bad faith, willful misconduct or gross negligence of such indemnified person as finally determined by a final non-appealable order of a court of competent jurisdiction.

Documentation:      Except as modified hereby, the same documentation for the
                    Existing DIP Facility, with such changes thereto as are reasonably satisfactory in form and substance to the Facility Agent and the Borrower.

Governing Law:      All loans and related documents shall be governed by, and
                    construed in accordance with, the laws of the Commonwealth of Massachusetts and, to the extent applicable, the provisions of the Bankruptcy Code.

                                   SCHEDULE A

Proposed Requirements For Exit Facility:

-     Repayment in Full of DIP Facility

- Settlement on Pre-Petition Debt, in a manner that ensures the Excess Availability on a pro forma basis exceeds $50,000,000 at all times based on projections of the Borrower that are substantially the same as those delivered by the Borrower in connection herewith or otherwise reasonably acceptable to the Facility Agent.

- Trailing 12 month EBITDA at time of Exit shall be no less than (a) if prior to the fiscal month ending on or about December 31, 2001, the following:

                         January, 2001                     $ 7,000,000
                         February, 2001                    $ 6,000,000
                         March, 2001                       $ 9,000,000
                         April, 2001                       $12,000,000
                         May, 2001                         $15,000,000
                         June, 2001                        $18,000,000
                         July, 2001                        $22,000,000
                         August, 2001                      $26,000,000
                         September, 2001                   $28,000,000
                         October, 2001                     $33,000,000
                         November, 2001                    $35,000,000
                         December, 2001                    $50,000,000


or (b) if after the fiscal month ending on or about December 31, 2001, $50,000,000.

- No Defaults on the Existing DIP Facility or prospective defaults based on projections provided by the Borrower with respect to the Exit Facility covenants, it being understood that covenants may be reset based on consent of the Borrower, the Facility Agent and Required Lenders.

- All undisputed outstanding trade credit at the time of the Exit Closing Date must be reasonably paid to date within the respective terms of each vendor, as agreed to by the Borrower.

- Excess Borrowing Availability on the Exit Facility shall be a minimum of the following:


      Fiscal Month                       Required Availability
      ------------                       ---------------------
      January                            $  80,000,000
      February                           $  65,000,000
      March                              $  65,000,000
      April                              $  65,000,000
      May                                $  50,000,000
      June                               $  50,000,000
      July                               $  50,000,000
      August                             $  50,000,000



      September                          $  50,000,000
      October                            $  50,000,000
      November                           $  65,000,000
      December                           $ 100,000,000


                                   SCHEDULE B

         "EBITDA": With respect to any period, consolidated net income of the Borrower and its consolidated subsidiaries for such period plus (a) in each case to the extent deducted in determining such consolidated net income for such period, the sum of the following (without duplication): (i) consolidated interest expense of the Borrower and its consolidated subsidiaries; (ii) consolidated income tax expense of the Borrower and its consolidated subsidiaries; (iii) consolidated depreciation and amortization expense of the Borrower and its consolidated subsidiaries, including, without limitation, depreciation and amortization included in selling, general and administrative expenses of the Borrower and its consolidated subsidiaries; (iv) any non-cash expenses, non-cash losses or other non-cash charges resulting from the impairment or write down in the valuation of any assets; (v) any non-recurring charge, reorganization cost or restructuring charge which was deducted in determining consolidated net income for such period, (vi) Permitted Expenses (as defined in the Existing DIP Facility), (vii) expenses, losses and other charges in respect of employee retention bonuses and other payments approved by the Bankruptcy Court; (viii) non-cash losses or gains arising from the freezing or termination of any employee benefit or welfare plan; and (ix) losses or gains arising from asset dispositions, minus (b) to the extent added in determining such consolidated net income for such period, any non-cash gains resulting from the write up in the valuation of any assets; in each case exclusive of any Non-Continuing EBITDA Items for such period, provided that to the extent that Non-Continuing EBITDA Items aggregate more than ($100,000,000), such additional negative amounts will reduce EBITDA.

         "NON-CONTINUING EBITDA ITEMS": With respect to any period, the following (without duplication): (i) the revenues and cost of goods sold for discontinued product lines pursuant to the 2000 Business Plan, (ii) all other expenses associated with the clearance of such discontinued product lines, (iii) advertising expenses and cooperative income associated with discontinued product lines (iv) store payroll, benefits and other expenses that are either directly associated with the conversion of stores pursuant to the 2000 Business Plan, or which would not have been incurred had the conversions been completed; (v) all expenses associated with the Orlando and Montgomery distribution centers; (vi) all corporate payroll, benefits and other expenses arising in connection with positions to be eliminated pursuant to the 2000 Business Plan; and (vii) severance for employees terminated or to be terminated as a result of the discontinued product lines, distribution center closures and corporate downsizing; in each of the above cases to the extent arising after February, 2000.

                            SERVICE MERCHANDISE, INC.
                DEBTOR-IN-POSSESSION AND EXIT FACILITY TERM SHEET
                                FEBRUARY 21, 2000
                                  FEE ADDENDUM

Outlined below are the fees that shall be charged by FRF and FBRS in connection with the proposed Debtor-In-Possession and Exit Financing outlined in detail in the Term Sheet of even date.

Agency Fee:         $250,000 payable on the DIP Closing Date and annually in
                    advance, thereafter.

Closing Fee:        0.75% of the Commitment Amount, of which 0.25% is due upon the Bankruptcy Court approving the Borrower entering into a Commitment Letter on the proposed Transaction, with the remainder due upon the funding under the Financing Order.

Structuring Fee:    0.625% of the Commitment Amount, due upon the funding under the Financing Order.